                                             EXHIBIT(10)(q)













                NEW ENGLAND ELECTRIC COMPANIES'

               SENIOR INCENTIVE COMPENSATION PLAN























                               Adopted - March 14, 1988
                               Amended - May 23, 1990
                               Amended - November 26, 1991
                               Amended - January 1, 1993
                                Amended - January 1, 1994
                                Amended - January 1, 1995

                        TABLE OF CONTENTS
                       -----------------


                                                            Page
                                                             ----

I.      PURPOSE. . . . . . . . . . . . . . . . . . . . . . . . .1

II.     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .1

        2.01      Base Compensation. . . . . . . . . . . . . . .1
        2.02      Beneficial Owner . . . . . . . . . . . . . . .1
        2.03      Board. . . . . . . . . . . . . . . . . . . . .1
        2.04      Bonus Award. . . . . . . . . . . . . . . . . .1
        2.05      Change in Control. . . . . . . . . . . . . . .1
        2.06      Committee. . . . . . . . . . . . . . . . . . .4
        2.07      Continuing Directors . . . . . . . . . . . . .4
        2.08      Duff and Phelps Universe . . . . . . . . . . .5
        2.09      Low Equity Return Target . . . . . . . . . . .5
        2.10      A Major Transaction. . . . . . . . . . . . . .5
        2.11      New England Electric System. . . . . . . . . .6
        2.12      New England/New York Regional Universe . . . .7
        2.13      New England Utilities. . . . . . . . . . . . .7
        2.14      Participant. . . . . . . . . . . . . . . . . .7
        2.15      Person . . . . . . . . . . . . . . . . . . . .7
        2.16      Plan Year. . . . . . . . . . . . . . . . . . .8
        2.17      System . . . . . . . . . . . . . . . . . . . .8

III.    ADMINISTRATION . . . . . . . . . . . . . . . . . . . . .8

        3.01      Administration and Interpretation. . . . . . .8
        3.02      Amendment or Termination.. . . . . . . . . . .8
        3.03      No Segregation of Assets; No Assignment. . . .8

IV.     CORPORATE TARGETS. . . . . . . . . . . . . . . . . . . .9

        4.01      Targets. . . . . . . . . . . . . . . . . . . .9
        4.02      Cents per Kilowatthour.. . . . . . . . . . . 10
        4.03      Determination of Target Achievement. . . . . 10

V.      BONUS AWARD. . . . . . . . . . . . . . . . . . . . . . 11

        5.01      Components . . . . . . . . . . . . . . . . . 11
        5.02      Return on Equity Targets.. . . . . . . . . . 11
        5.03      Cents Per Kilowatthour Award . . . . . . . . 11
        5.04      Minimum Performance Requirement. . . . . . . 12
        5.05      Distribution Date. . . . . . . . . . . . . . 12

VI.     BASE COMPENSATION. . . . . . . . . . . . . . . . . . . 12

        6.01      Performance Evaluation . . . . . . . . . . . 12

VII.    PAYMENT UPON CHANGE OF CONTROL . . . . . . . . . . . . 13

        7.01      Change in Control. . . . . . . . . . . . . . 13

VIII.   GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . 13

        8.01      Other Benefit Plans. . . . . . . . . . . . . 14
        8.02      Rate Making. . . . . . . . . . . . . . . . . 14
        8.03      Future Employment. . . . . . . . . . . . . . 14
        8.04      Headings . . . . . . . . . . . . . . . . . . 14
        8.05      Gender and Number. . . . . . . . . . . . . . 14
        8.06      Governing Law. . . . . . . . . . . . . . . . 14
        8.07      Effective Date.. . . . . . . . . . . . . . . 15

SIGNATURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

APPENDIX B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                 NEW ENGLAND ELECTRIC COMPANIES'
                SENIOR INCENTIVE COMPENSATION PLAN



I.   PURPOSE

     The Senior Incentive Compensation Plan (the Plan) is intended to achieve and maintain a high level of corporate performance reflecting both ratepayer and shareholder interests by linking a significant component of compensation to earnings and rates as measured against an electric utility marketplace environment.

II.  DEFINITIONS

     2.01 Base Compensation means the compensation referred to in Section 6.01 and includes all salary, whether received or deferred.

     2.02 Beneficial Owner shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934.

     2.03  Board means the Board of Directors of New England
Electric System.

     2.04  Bonus Award means the compensation referred to in
Article V.

     2.05  Change in Control occurs when:

     (a)   Through March 15, 1995:

          (i) any person, firm, corporation, organization, or association of persons or organizations acting in concert (excluding any qualified employee benefit plan of the System) acquires more than 20% of the outstanding Shares, whether in whole or in part, by means of an offer made publicly to the holders of all, or substantially all, of the outstanding Shares to acquire Shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the Continuing Directors;

          (ii) New England Electric System transfers all or a substantial part of its assets to another person, firm, corporation, organization, or association of persons or organizations acting in concert (excluding a subsidiary controlled by New England Electric System itself), unless the transaction is consented to by vote of a majority of the Continuing Directors;

          (iii) New England Electric System consolidates or merges with or into any person, firm, corporation, organization, or association of persons or organizations, unless the transaction is consented to by vote of a majority of the Continuing
                Directors; or

          (iv) during any period of 24 consecutive months, individuals who at the beginning of such 24-month period were directors of New England Electric System shall cease to constitute a majority of the Board, unless (a) the remaining directors who were directors at the beginning of such period, and (b) any other directors whose election was approved in advance by directors representing a majority of the directors then in office who were directors at the beginning of such period constitute a majority of the Board; and

     (b) Awarded after January 1, 1995, the conditions set forth in either of the following paragraphs shall have been satisfied:

          (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of New

                England Electric System (not including in the securities beneficially owned by such Person any securities acquired directly from New England Electric System or its affiliates) representing 20% or more of the combined voting power of New England Electric System's then outstanding securities; or
          (ii) during any period of not more than two consecutive years on or after January 1, 1995, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with New England Electric System to effect a transaction described in clause (i) of this paragraph) whose election by the Board or nomination for election by New England Electric System's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the Board.

     2.06 Committee means the Compensation Committee of the Board.

     2.07 Continuing Directors means, as of the date of determination, any director who was a member of the Board on January 1, 1990, or who was recommended for his initial term of office by a majority of the Continuing Directors in office at the time of such recommendation, but excludes any director who, together with his affiliates, is the beneficial owner of 20% or more of the outstanding Shares (excluding securities beneficially owned by reason of being a trustee of any employee benefit plan of the System).

     2.08 Duff and Phelps Universe means the Duff and Phelps Inc., Utility Investment Research Services electric utility universe or some other electric utility rating service universe as designated by the Committee.

     2.09 Low Equity Return Target means achievement of both (i) either Target B or Target D and (ii) net income after bonuses otherwise payable exceeding dividends declared for the Plan Year.

     2.10 A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (a) the shareholders of New England Electric System approve a merger or consolidation with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who prior to such merger or consolidation constitute the Board constituting at least two-thirds of the board of directors of New England Electric System or the surviving or succeeding entity immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization (or similar trasaction) in which no Person acquires more than 20% of the combined voting power of New England Electric System's then outstanding securities;
     (b) the shareholders of New England Electric System approve a plan of complete liquidation thereof; or
     (c) the shareholder of New England Electric System approve an agreement for the sale or disposition of all or substantially all of New England Electric System's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the Board constituting at least two-thirds of the board of directors of the Person purchasing such assets immediately after such sale or disposition.

     2.11 New England Electric System means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated

 January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer, or agent thereof assumes or shall be held to any liability therefor.

     2.12 New England/New York Regional Universe means the utilities listed in Appendix A hereto.

     2.13 New England Utilities means the utilities listed in Appendix B hereto.

     2.14 Participant means the Chairman and the President of New
England Electric System, if they are employees of a System company, and such other individuals as the Board may select.

     2.15 Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) New England Electric System or any subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of New England Electric System or any subsidiary thereof,
(iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of New England Electric System in substantially the same proportions as their ownership of shares of New England Electric System.

     2.16 Plan Year means a calendar year.

     2.17 System means the New England Electric System holding company system.

III. ADMINISTRATION

     3.01 Administration and Interpretation. The Plan shall be administered by the Committee, and interpretations of the Plan by the Committee shall be final and binding on all parties.

     3.02 Amendment or Termination. The Board may amend or terminate the Plan at any time; provided, however, that no such action shall affect any right or obligation with respect to any Bonus Award previously granted; and provided, further, the provisions of Article VII and Sections 2.05 and 2.07 may not be amended without the written consent of any Participant affected.

     3.03 No Segregation of Assets; No Assignment. New England Electric System is not required to set aside or segregate any assets of any kind to meet obligations under this Plan. A Participant has no rights under this Plan to any specific assets of New England Electric System. A Participant may not commute, sell, assign, transfer, or otherwise convey the right to receive any payments under this Plan, which payments and the right thereto shall be, to the fullest extent permitted by law, nonassignable and nontransferable, whether voluntarily or involuntarily.

IV.  CORPORATE TARGETS

     4.01 Targets. The corporate targets for providing a favorable return on common equity shall be:

     Target A - New England Electric System's return on common equity being at or above the 75th percentile of all electric utilities listed in the Duff and Phelps Universe.

     Target B - New England Electric System's return on common equity being at or above the 50th percentile of all electric utilities listed in the Duff and Phelps Universe.

     Target C - New England Electric System's return on common equity being at or above the 75th percentile of electric utilities listed in the New England/New York Regional Universe.

     Target D - New England Electric System's return on common equity being at or above the 50th percentile of all electric utilities listed in the New England/New York Regional Universe.

     4.02 Cents per Kilowatthour. The corporate targets for providing low cost electricity, expressed in cents per kilowatthour, shall be:

     Target A - New England Electric System's cents per kilowatthour being ranked first or second among New England
Utilities; or

     Target B - New England Electric System's cents per kilowatthour being at or above the 66th percentile for cents per kilowatthour among New England Utilities.

     4.03 Determination of Target Achievement. The determination as to whether or not corporate targets have been achieved shall be based upon twelve month data which ends on a quarter and which is available to the company when the determination is made in February following the Plan Year to which the award applies. New England Electric System's actual return on common equity for the Plan Year for which the award applies shall be used in determining whether the return on common equity target has been reached, whether or not available in February.

V.   BONUS AWARD

     5.01 Components. The Bonus Award has two components: a return on common equity award and a cents per kilowatthour award.

     5.02 Return on Equity Targets. The return on equity award will be based on the sum of the percentages for the targets reached multiplied by the Participant's Base Compensation for the Plan Year in respect of which the award is made, namely:


                   Target A            17.5%

                   Target B            12%

                   Target C            17.5%

                   Target D            12%



Results will be scaled using straight line interpolation between the return on common equity Targets A and B and between return on common equity Targets C and D. In determining whether the return on common equity targets are met, the Board may enhance or curtail the actual return on equity in response to extraordinary events or other factors relevant to performance of New England Electric System companies.

     5.03 Cents Per Kilowatthour Award. The cents per kilowatthour award will be based on the percentage for the target reached multiplied by the Participant's Base Compensation for the Plan year in respect of which the award is made, namely:

                   Target A = 15%
                   Target B =  7.5%

Results will not be scaled between targets for the cents per kilowatthour award. If the lower target is not achieved, there will be no cents per kilowatthour award for the Plan Year.

     5.04 Minimum Performance Requirement.  If the Low Equity
Return Target is not achieved, there will be no Bonus Award for the Plan year.

     5.05 Distribution Date. The Bonus Award shall be distributed to the Participants by the March 15 following the Plan Year.

VI.  BASE COMPENSATION

     6.01 Performance Evaluation. A Participant's performance will be evaluated and his/her compensation, including any merit or promotional increase, will be set by the Board in accordance with the New England Electric Salary Management Program. A Participant's Base Compensation may be set anywhere within his/her salary range.

VII. PAYMENT UPON CHANGE OF CONTROL

     7.01 Change in Control. In the event of a Change in Control or a Major Transaction, each Participant will receive, within 30 days, a cash payment equal to the average of the bonus percentages for this Plan for the last three years for this Plan prior to the Change in Control or Major Transaction times the Participant's annualized Base Compensation. If the Change in Control or Major Transaction occurs prior to the determination and payment of the Bonus Award for the prior Plan Year, the Participant will also receive within 30 days a cash payment equal to said percentage times the Participant's Base Compensation received in the prior Plan Year; provided, however, if it is determined that the sum of the percentages calculated in accordance with Sections 5.02 and 5.03 for said prior Plan Year would have been greater, such higher percentage will be used. No further benefits will be payable from this Plan.

VIII.     GENERAL PROVISIONS
     8.01 Other Benefit Plans. Bonus Awards will not be used in determining a Participant's benefit under any group insurance plan or any other incentive program, other than New England
Electric Companies' Incentive Share Plan.

     8.02 Rate Making. Bonus Awards shall not be included for rate-making purposes.

     8.03 Future Employment. Neither the Plan nor the making of awards hereunder shall be construed to create any obligation to continue the Plan or to give any present or future employee any right to continued employment.

     8.04 Headings. The headings of articles and sections of the Plan are for convenience of reference only.

     8.05 Gender and Number. Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine; and such words as "herein," "hereinafter," "hereof," and "hereunder" shall refer to this instrument as a whole and not merely to the subdivisions in which such words appear.

     8.06 Governing Law. Except as otherwise required by law, the Plan and all matters arising thereunder shall be governed by the laws of The Commonwealth of Massachusetts.

     8.07 Effective Date.  This Amendment shall be effective
January 1, 1995.

Date:


                                s/ George M. Sage
                                ________________________________
                                Chairman Compensation Committee
                                Pursuant to Vote of February 28,
                                1995 of the Board of Directors

                                                 Appendix A


                  NEW ENGLAND/NEW YORK UTILITIES
                   (to be used in measuring the
                 return on common equity target)


          Boston Edison Company
          Central Hudson Gas & Electric Corporation
          Central Maine Power Company
          Central Vermont Public Service Company
          Commonwealth Energy (Holding Company System)
          Consolidated Edison Company of New York, Inc.
          Eastern Utilities Associates (Holding Company System)
          Long Island Lighting Company
          New England Electric System (Holding Company System)
          New York State Electric & Gas Corporation
          Niagara Mohawk Power Corporation
          Northeast Utilities (Holding Company System)
          Orange & Rockland Utilities, Inc.
          Rochester Gas & Electric Corporation
          United Illuminating Company

                                                Appendix B


                      NEW ENGLAND UTILITIES
               (to be used in measuring the cents
                    per kilowatthour target)


          Boston Edison Company
          Central Maine Power Company
          Central Vermont Public Service Company
          Commonwealth Energy (Holding Company System)
          Eastern Utilities Associates (Holding Company System)
          Municipal Composite (weighted average)
          New England Electric System (Holding Company System)
          Northeast Utilities (Holding Company System)
          Public Service Company of New Hampshire
          The United Illuminating Company